United States

                       Securities and Exchange Commission

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                 Date of earliest event reported November 19, 1999
                          Date of Report January 31, 2000

                    HYDROCHEM INDUSTRIAL SERVICES, INC. (*)
             (Exact name of registrant as specified in its charter)



           Delaware                     333-34323             75-2503906
 (State or other jurisdiction of     (Commission File      (I.R.S. Employer
  incorporation or organization)          Number)        Identification Number)

       900 Georgia Avenue
         Deer Park, Texas                                         77536
  (Address of principal executive offices)                      (Zip Code)

                                       (713) 393-5600
                     (Registrant's telephone number, including area code)












--------------------------------------------------------------------------------
* HydroChem International, Inc., a wholly-owned subsidiary of HydroChem Industrial Services, Inc., is a Co-Registrant. It is incorporated under the laws of the State of Delaware. Its I.R.S. Employer Identification Number is 75-2512100

                                EXPLANATORY NOTE

This Form 8-K/A Current Report of HydroChem Industrial Services, Inc. and HydroChem International, Inc. amends the Registrants' Form 8-K Current Report dated December 3, 1999 regarding the acquisition of all of the issued and outstanding shares of capital stock of Landry Service Co., Inc.


                                TABLE OF CONTENTS

Item 7.  Financial Statements and Exhibits.

     (a)    Financial statements of the business acquired

         Independent Auditors' Report................................    3

         Balance Sheets as of November 18, 1999, and
          February 28, 1999 and 1998.................................    4

         Statements of Operations for the period March 1, 1999
          through November 18, 1999, and for the years ended
          February 28, 1999 and 1998.................................    6

         Statements of Stockholders' Equity for the period
          March 1, 1999 through November 18, 1999, and for the
          years ended  February 28, 1999 and 1998....................    7

         Statements of Cash Flows for the period March 1, 1999
          through November 18, 1999, and the years ended
          February 28, 1999 and 1998.................................    8

         Notes to Financial Statements - February 28, 1999 ..........    9

         Notes to Financial Statements - November 18, 1999...........   16

     (b)    Pro forma financial information

         Explanatory Note............................................   17

         Unaudited Pro Forma Consolidated Balance Sheet
          as of September 30, 1999...................................   18

         Unaudited Pro Forma Consolidated Statement of Operations
          for the year ended December 31, 1998.......................   19

         Unaudited Pro Forma Consolidated Statement of Operations
          for the nine months ended September 30, 1999...............   20

         Notes to Unaudited Pro Forma Consolidated Financial
          Statements.................................................   21

     (c)    Exhibits
              None

Signatures...........................................................   24

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
   of Landry Service Co., Inc.


We have audited the accompanying balance sheets of Landry Service Co., Inc. (the "Company") as of February 28, 1999 and 1998 and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Landry Service Co., Inc. as of February 28, 1999 and 1998 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                            Pannell Kerr Forster of Texas, P.C.

Houston, Texas
April 21, 1999

                            LANDRY SERVICE CO., INC.

                                 BALANCE SHEETS

                                      November 18,            February 28,
                                         1999              1999           1998
                                         ----              ----           ----
                                      (Unaudited)

                                        Assets
Current assets

   Cash and cash equivalents .........  $ 1,242,805   $     1,925   $   174,440
   Accounts receivable
    Trade ............................    2,722,930     4,531,153     2,826,489
    Unbilled .........................      214,568       970,471       591,293
    Other ............................      508,268       834,029       188,575
    Income taxes receivable ..........      156,000          --            --
   Prepaid expenses ..................       17,681        22,066        27,415
   Deferred income taxes .............       70,772       341,911       272,462
                                         ----------    ----------    ----------
    Total current assets .............    4,933,024     6,701,555     4,080,674
                                         ----------    ----------    ----------
Property and equipment
   Land ..............................       63,067        63,067        63,067
   Machinery and equipment ...........    8,401,830     8,608,891     8,332,277
   Buildings and improvements ........    1,303,810     1,265,618       395,658
   Office furniture and equipment ....      326,700       296,835       351,974
   Vehicles ..........................       13,116        42,108        42,108
   Equipment under assembly ..........       57,163        58,550          --
                                         ----------    ----------    ----------
                                         10,165,686    10,335,069     9,185,084
    Less accumulated depreciation .....  (7,504,844)   (7,466,742)   (6,769,485)
                                         ----------    ----------    ----------
    Total property and equipment ......   2,660,842     2,868,327     2,415,599
                                         ----------   ----------   ------------
Other assets
   Deferred income taxes ..............        --         353,064       153,055
   Other ..............................        --         329,209       182,162
                                         ----------    ----------    ----------
                                               --         682,273       335,217
                                         ----------    ----------    ----------


Total assets .........................  $ 7,593,866   $10,252,155   $ 6,831,490
                                         ==========    ==========    ==========







See notes to financial statements.

                            LANDRY SERVICE CO., INC.

                                 BALANCE SHEETS

                                         November 18,         February 28,
                                            1999           1999         1998
                                         -----------      ------       ------
                                           (Unaudited)

                      Liabilities and Stockholders' Equity
Current liabilities
   Accounts payable....................... $  816,808  $ 1,139,300  $ 1,072,994
   Accrued expenses.......................    803,024    2,004,164    1,092,576
   State income tax payable...............       --         56,805       34,662
   Federal income tax payable.............       --        219,470       62,662
   Current portion of long-term debt......    956,980      927,652      895,867
                                          -----------   ----------   ----------

     Total current liabilities............  2,576,812    4,347,391    3,158,761
                                          -----------   ----------   ----------

Long-term debt............................       --        886,500      367,528
Deferred income taxes.....................     42,167         --           --
                                          -----------   ----------   ----------

     Total liabilities....................  2,618,979    5,233,891    3,526,289
                                          -----------   ----------   ----------
Redeemable preferred stock
   Series A; 200,000 shares authorized....       --           --           --
   Series B; 150,000 shares authorized;
   33,250 shares issued and outstanding...    665,000      665,000      665,000
                                          -----------   ----------   ----------
Commitments and contingencies

Stockholders' equity
   Common stock, $.01 per share par
    value; 3,000,000 shares authorized;
    1,600,000 and 1,500,000
    shares issued; and 1,215,000 and
    1,115,000 shares outstanding...........    16,000       15,000       15,000
   Paid-in capital........................  2,866,078      399,000      399,000
   Retained earnings......................  4,457,809    6,969,264    5,256,201
   Treasury stock, at cost, 385,000 shares (3,030,000)  (3,030,000)  (3,030,000)
                                          -----------   ----------   ----------
     Total stockholders' equity...........  4,309,887    4,353,264    2,640,201
                                          -----------   ----------   ----------
Total liabilities and stockholders'
 equity...................................$ 7,593,866  $10,252,155  $ 6,831,490
                                           ==========   ==========    =========






See notes to financial statements.

                            LANDRY SERVICE CO., INC.

                            STATEMENTS OF OPERATIONS

                                  Period from
                                  March 1,1999
                                    through           Year Ended February 28,
                               November 18, 1999       1999            1998
                               -----------------       ----            ----
                                  (Unaudited)

Sales  .........................   $ 14,130,308    $ 23,695,428    $ 20,030,856
Cost of sales ..................      9,577,869      15,114,551      12,629,554
                                   ------------    ------------    ------------
Gross profit ...................      4,552,439       8,580,877       7,401,302

Selling, general and administrative   3,306,978       4,785,874       3,570,390
                                   ------------    ------------    ------------

Income from operations before
 depreciation and stock-based
 compensation expense...........      1,245,461       3,795,003       3,830,912

Depreciation expense ...........        441,635         936,798       1,007,184
Stock-based compensation expense      2,468,078            --           399,000
                                   ------------    ------------    ------------

Income (loss) from operations ...    (1,664,252)      2,858,205       2,424,728

Other income (expense)
   Interest expense ............        (73,555)       (139,006)       (295,368)
   Interest income .............         38,337          10,711           9,841
   Gain (loss) on sale of assets        (42,382)         45,670         (47,422)
   Other .......................            901         126,600          13,241
                                   ------------    ------------    ------------

Income (loss) before income
  tax expense(benefit) .........     (1,740,951)      2,902,180       2,105,020
                                   ------------    ------------    ------------

Income tax expense (benefit)
   Current .....................         56,552       1,392,075       1,103,637
   Deferred ....................        666,370        (269,458)       (247,032)
                                   ------------    ------------    ------------

                                        722,922       1,122,617         856,605
                                   ------------    ------------    ------------

Net income (loss) ..............   $ (2,463,873)   $  1,779,563    $  1,248,415
                                   ============    ============    ============








See notes to financial statements.

                            LANDRY SERVICE CO., INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

              PERIOD FROM MARCH 1,1999 THROUGH NOVEMBER 18, 1999,
                 AND THE YEARS ENDED FEBRUARY 28, 1999 AND 1998

                                   Common Stock
                                   ------------
                               Number
                                 of                    Paid-In     Retained
                               Shares      Amount      Capital     Earnings
                               ------      ------      -------     --------
Balance, February 28, 1997 ..   1,500,000   $15,000   $     --      $4,077,330

   Net income ...............        --        --           --       1,248,415

   Stock options issued to
    employees ...............        --        --        399,000          --

   Dividends to preferred
    stockholders ............        --        --           --         (69,544)

   Purchase of treasury
    stock ...................        --        --           --            --
                                ---------   -------   ----------   -----------

Balance, February 28, 1998 ..   1,500,000    15,000      399,000     5,256,201

   Net income ...............        --        --           --       1,779,563

   Dividends to preferred
    stockholders ............        --        --           --         (66,500)
                                ---------   -------   ----------   -----------

Balance, February 28, 1999 ..   1,500,000    15,000      399,000     6,969,264

   Net loss .................        --        --           --      (2,463,873)

   Dividends to preferred
    stockholders ............        --        --           --         (47,582)

   Exercise of stock
    options .................     100,000     1,000    2,467,078          --
                                ---------   -------   ----------   -----------

Balance, November 18, 1999
 (Unaudited) ................   1,600,000   $16,000   $2,866,078    $4,457,809
                                =========   =======   ==========   ===========
                                     Treasury Stock
                                     --------------
                                  Number
                                   of            Total         Stockholders'
                                  Shares         Amount           Equity
                                  ------         ------        -------------
Balance, February 28, 1997 ..         375     $(3,000,000)     $ 1,092,330

   Net income ...............        --            --            1,248,415

   Stock options issued to
    employees ...............        --            --              399,000

   Dividends to preferred
    stockholders ............        --            --              (69,544)

   Purchase of treasury
    stock ...................      10,000         (30,000)         (30,000)
                                  -------     -----------      -----------

Balance, February 28, 1998 ..     385,000      (3,030,000)       2,640,201

   Net income ...............        --            --            1,779,563

   Dividends to preferred
    stockholders ............        --            --              (66,500)
                                  -------     -----------      -----------

Balance, February 28, 1999 ..     385,000      (3,030,000)       4,353,264

   Net loss .................        --            --           (2,463,873)

   Dividends to preferred
    stockholders ............        --            --              (47,582)

   Exercise of stock
    options .................        --            --            2,468,078
                                  -------    -----------       -----------

Balance, November 18, 1999
 (Unaudited) ................     385,000     $(3,030,000)     $ 4,309,887
                                  =======     ===========      ===========


See notes to financial statements.

                            LANDRY SERVICE CO., INC.

                            STATEMENTS OF CASH FLOWS

                                      Period from
                                     March 1, 1999
                                        through
                                      November 18,      Year Ended February 28,
                                          1999            1999          1998
                                          ----            ----          ----
                                      (Unaudited)

Operating activities
  Net income (loss) ...............   $(2,463,873)   $ 1,779,563    $ 1,248,415
  Adjustments to reconcile net
   income (loss)to net cash
   provided by operating activities
     Depreciation .................       441,635        936,798      1,007,184
     Stock-based compensation expense   2,468,078           --          399,000
     Deferred income tax (benefit)        666,370       (269,458)      (247,032)
     Loss (gain) on sale of equipment
      and other assets ............        42,382        (45,670)        35,871
     Increase in cash surrender value
      of officer's life insurance .          --         (119,722)        (3,482)
     Changes in operating assets and
      liabilities
      Decrease (increase) in
       accounts receivable ........     2,889,887     (2,729,296)       719,828
      Increase in federal
       income taxes receivable ....      (156,000)          --             --
      Decrease (increase) in
       prepaid expenses ...........         4,385          5,349         (9,289)
      Decrease (increase) in other
       assets .....................       329,209           (325)        12,484
      Increase (decrease) in accounts
       payable ....................      (322,492)        66,306        459,927
      Increase (decrease) in accrued
       expenses ...................    (1,201,140)       911,588        222,160
      Increase (decrease) in federal/state
       income tax payable .........      (276,275)       178,951       (108,264)
                                      -----------    -----------    -----------
       Net cash provided by operating
          activities ...............    2,422,166        714,084      3,736,802
                                      -----------    -----------    -----------
Investing activities
  Purchases of property and
   equipment ......................      (276,532)    (1,451,933)    (1,164,842)
  Insurance proceeds received for
   replacement of fixed assets ....          --          108,077           --
  Proceeds from sale of equipment
   and other assets ...............          --             --          250,302
  Premiums paid for cash surrender
   value of officer's life insurance         --          (27,000)       (27,000)
                                      -----------    -----------    -----------
       Net cash used in investing
          activities ..............      (276,532)    (1,370,856)      (941,540)
                                       -----------    -----------    -----------
Financing activities
  Increase (decrease) in net position
   on line of credit ..............          --          534,146     (1,115,000)
  Repayments of borrowings from
   banks ..........................      (857,172)    (1,042,263)    (1,465,484)
  Borrowings from banks ...........          --        1,058,874           --
  Purchase of treasury stock ......          --             --          (30,000)
  Payment of dividends ............       (47,582)       (66,500)       (69,544)
                                      -----------    -----------    -----------
        Net cash provided by (used)
          in financing activities .      (904,754)       484,257     (2,680,028)
                                      -----------    -----------    -----------
Increase (decrease) in cash .......     1,240,880       (172,515)       115,234

Cash and cash equivalents at
 beginning of period ..............         1,925        174,440         59,206
                                      -----------    -----------    -----------
Cash and cash equivalents at
 end of period ....................   $ 1,242,805    $     1,925    $   174,440
                                      ===========    ===========    ===========

See notes to financial statements.

                            LANDRY SERVICE CO., INC.

                          NOTES TO FINANCIAL STATEMENTS

                                February 28, 1999

Note 1 -    Organization and Significant Accounting Policies

        Organization and activities

        Landry Service Co., Inc. (the "Company") is engaged in the business of tank cleaning, oil reclamation and liquid-solid waste separation for the oil and utility industries. The Company markets its process throughout the United States. Customers consist principally of refineries, petrochemical plants and utilities.

        Revenue recognition

        Revenues are recognized as services are performed under fixed price and time-plus-materials contracts. Contracts range in length from one to five months. Provision is made for estimated losses, if any, in the period in which such losses become apparent.

        Of the Company's revenues in the year ended February 28, 1999, approximately 36% and 37% were generated from two and three customers, respectively.

        Cash and cash equivalents

        The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

        Financial instruments and credit risk

        Financial instruments which potentially subject the Company to credit risk include cash and cash equivalents and accounts receivable. Cash is deposited in demand accounts in federally insured domestic institutions to minimize risk. Additionally, the Company invests excess cash in overnight investments offered through its bank, which are not federally insured. The Company has not incurred losses related to these deposits. Accounts receivable arise from services provided under contracts and are generally unsecured. The availability of certain legal remedies reduces credit risk associated with collection of contract receivables.

        Accounts receivable

        The Company grants credit to local and national companies in various geographic regions throughout the United States. The Company performs ongoing credit evaluations of its customers and generally does not require collateral.

        Unbilled accounts receivable represent revenues recognized on work for which billings have not been presented to customers at the balance sheet date.

                            LANDRY SERVICE CO., INC.

                          NOTES TO FINANCIAL STATEMENTS

                                FEBRUARY 28, 1999

Note 1 -    Organization and Significant Accounting Policies (Continued)

        Property and equipment

        Property and equipment are recorded at cost. Maintenance and repairs are charged to expense as incurred, while significant renewals and replacements are capitalized. Buildings and improvements, machinery and equipment, automotive equipment and office furniture and fixtures are depreciated using the straight-line method over the expected useful lives of individual assets as indicated below:

                                                            Depreciable
                           Class of Assets                  Term (Years)
                  ------------------------------------      ------------
                  Machinery and equipment                3 to 7
                  Automotive equipment                      3
                  Buildings and improvements             7 to 39
                  Office furniture and equipment         3 to 7

        Income taxes

        The Company accounts for its income taxes under Statement of Financial Accounting Standard ("SFAS") No. 109, "Accounting for Income Taxes". Under SFAS No. 109, the liability method is used in accounting for income taxes. Under this method, deferred tax liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted marginal rates and laws that will be in effect when the differences reverse.

        Use of estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Accounting for stock-based compensation

        In 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 allows either adoption of a fair value based method of accounting for stock-based compensation or continuation under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). The Company has chosen to account for stock-based compensation using the intrinsic value based method prescribed in APB 25. Accordingly, compensation cost for stock options is measured as the excess, if any, of the estimated market price of the Company's stock at the measurement date over the exercise price.

                            LANDRY SERVICE CO., INC.

                          NOTES TO FINANCIAL STATEMENTS

                                FEBRUARY 28, 1999

Note 2 -          Debt

        The Company's debt consists of the following:

                                                               February 28,
                                                           1999          1998
                                                           ----          ----
        Line of credit of $2,000,000 available
        from a bank, maturing May 1999, interest
        payable monthly ranging from prime to
        prime plus 0.5%(prime of 7.5% at
        February 28, 1999), secured by trade
        receivables and equipment.                  $   534,146     $      -

        Note payable to bank, maturing May 1999,
        monthly payments of $72,222 plus interest
        at prime plus 1%(8.5% at February 28, 1999),
        secured by trade receivables and equipment.      16,667       1,083,333

        Note  payable to bank,  which  originally
        matured May 1999 with monthly payments of
        $2,433 plus interest at prime (7.5% at
        February 28, 1999). During February 1999,
        note was extended in conjunction with
        additional proceeds from the bank.  Monthly
        payments are now $5,960, including principal
        and interest at 8.22%, with a revised maturity
        of February 2009 which includes a balloon
        payment at maturity, secured by real estate
        and warehouse facility.                         712,169         180,062

        Notes payable to bank, maturing March 2001,
        monthly payments of $15,367, including
        principal and interest at 8.22%, secured by
        equipment.                                      351,170            -
                                                       ----------- -----------
                                                      1,814,152       1,263,395

        Less current portion                           (927,652)       (895,867)
                                                    -----------     -----------
                                                    $   886,500     $   367,528
                                                    -----------     -----------

        The aggregate principal payments required on long-term debt for years subsequent to February 28, 1999 are:

                   Year Ending
                  February 28,
                  ------------
                     2000                               $  927,652
                     2001                                  191,681
                     2002                                   31,352
                     2003                                   19,130
                     2004                                   20,717
                     Thereafter                            623,620
                                                           -------

                        Total                           $1,814,152
                                                         ---------

                            LANDRY SERVICE CO., INC.

                          NOTES TO FINANCIAL STATEMENTS

                                FEBRUARY 28, 1999

Note 2 -          Debt (Continued)

        The line of credit agreement contains various covenants pertaining to financial ratios and tangible net worth, and the amount available is limited to 80% of current trade receivables.

        Interest paid during the years ended February 28, 1999 and 1998 was approximately $138,000 and $320,000, respectively.

Note 3 -          Leases

        The Company leases motor vehicles, office equipment and buildings under leases classified as operating leases. Minimum future rental payments under noncancelable operating leases with terms greater than one year as of February 28, 1999 are:

                  Year Ending
                  February 28,
                 ------------
                      2000                               $189,263
                      2001                                 59,359
                      2002                                 14,052
                      2003                                  3,207
                                                          -------
                      Total                              $265,881
                                                          -------

        Total rent expense under operating leases for the years ending February 28, 1999 and 1998 was approximately $291,400 and $260,500, respectively.

Note 4 -          Income Taxes

        Significant components of the provision for income taxes are as follows:

                                                   1999            1998
                                                   ----            ----
          Current
             Federal                             $1,141,336       $  928,863
             State                                  250,739          174,774
                                                  ---------        ---------
                Total current expense             1,392,075        1,103,637
                                                  ---------        ---------
          Deferred
             Federal                               (237,964)        (218,158)
             State                                  (31,494)         (28,874)
                                                  ---------        ---------
                Total deferred expense(benefit)    (269,458)        (247,032)
                                                  ---------        ---------


                Total income tax expense         $1,122,617       $  856,605
                                                  ---------        ---------

                            LANDRY SERVICE CO., INC.

                          NOTES TO FINANCIAL STATEMENTS

                                FEBRUARY 28, 1999

Note 4 -          Income Taxes (Continued)

        Significant components of the Company's deferred tax assets as of February 28, 1999 and 1998 are as follows:

                                                       February 28,
                                                    1999          1998
                                                    ----          ----
        Deferred tax assets:
         Non-current
           Stock-based compensation              $153,616       $    -
           Book over tax depreciation             199,448        153,055
                                                ---------      ---------
             Total non-current                    353,064        153,055
                                                ---------      ---------
         Current

           Stock-based compensation                  -           153,616
           Various annual expenses not currently
            deducted for tax                      341,911        118,846
                                                ---------      ---------
             Total current                        341,911        272,462
                                                ---------      ---------

               Total deferred tax assets         $694,975       $425,517
                                                 --------       --------

        Income taxes paid during the years ended February 28, 1999 and 1998 were approximately $1,214,000 and $1,213,000, respectively.

Note 5 -    Commitments and Contingencies

        The Company becomes a party to legal proceedings and claims in the normal course of business. In the opinion of management, the outcome of these matters will not have a material adverse effect on the financial position, results of operations or cash flows of the Company.

Note 6 -    Redeemable Preferred Stock

        The Series B redeemable preferred stock pays dividends at $2.00 per share and is cumulative and nonparticipating.

Note 7 -    Related Party Transactions

        Interest expense on loans from two of the Company's common stockholders was approximately $20,500 for the year ended February 28, 1998.

        The Company paid approximately $26,000 and $10,000 to a stockholder for aircraft rental during the years ended February 28, 1999 and 1998, respectively.

        The  Company  paid  approximately  $65,000  in  entertainment   facility
        expenses to a stockholder during the year ended February 28, 1999.

        The Company paid certain expenses on behalf of a stockholder resulting in an accounts receivable from the stockholder of approximately $28,000 and $50,000 which is included in other accounts receivable at February 28, 1999 and 1998, respectively.

                            LANDRY SERVICE CO., INC.

                          NOTES TO FINANCIAL STATEMENTS

                                FEBRUARY 28, 1999

Note 8 -    Employees' Profit Sharing Plan and Trust

        The Company established the Landry Service Co., Inc. Employees' Profit Sharing Plan and Trust (the "Plan") effective February 27, 1987. Effective January 1, 1996, the Plan was amended and restated as the Landry Service Co., Inc. 401(k) Profit Sharing Plan. Qualified employees with a minimum of one year of employment are eligible to participate. The Plan is contributory and the Company contributions are at the discretion of the board of directors. The Company's contributions to the Plan for the year ended February 28, 1999 and 1998 were approximately $194,500 and $225,000, respectively.

Note 9 -    Stock Option Plan

        During 1998, the Company executed a stock option plan for a maximum of 100,000 shares which may be granted to certain key employees and directors. The plan provides that options shall become exercisable upon the occurrence of an exercisable event and shall terminate upon termination of employment. An exercisable event shall mean the closing of a sale of substantially all of the assets or stock of the Company, or the closing of a reorganization or merger of the Company.

        As of February 28, 1999, there were 100,000 stock options granted under this plan at an option price of $0.01 per share.

        Information regarding the option plan for the year ended February 28, 1999 is as follows:

          Options outstanding, beginning of year          100,000
          Options granted                                    --
          Options exercised                                  --
                                                          -------
          Options outstanding, end of year                100,000
                                                          -------
          Options exercisable, end of year                   --
                                                          -------
          Options available for grant, end of year           --
                                                          -------

        Pro forma information regarding net income has been determined as if the Company has accounted for its stock options under the fair value method SFAS No. 123, "Accounting for Stock-Based Compensation". The fair value of these options was estimated at the date of grant using a Black-Scholes option-pricing model with the following assumptions: risk-free interest rate of 5.5%; dividend yield of 0%; and an expected option life of one year. The average fair value at date of grant for options granted during the year ended February 28, 1999 was $3.99 per option.

        The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

                            LANDRY SERVICE CO., INC.

                          NOTES TO FINANCIAL STATEMENTS

                                FEBRUARY 28, 1999

Note 9 -    Stock Option Plan (Continued)

        The compensation cost for the Company's stock option plan as determined based on the fair value at the grant date consistent with the provisions of SFAS No. 123 was $399,000 for the year ended February 28, 1998. There would have been no impact on the Company's net income for the year ended February 28, 1998 had the Company recorded the stock options in accordance with SFAS No. 123.

Note 10 -   Year 2000 Issue (Unaudited)

        Management of the Company has evaluated the impact of Year 2000 issues on its computer systems and applications and developed a remediation plan. Conversion and testing activities are in process and are expected to be completed in early 1999. The Company's operations could be adversely affected to the extent that third parties, such as significant customers, suppliers, and other third parties would be unable to transact business in the Year 2000 and thereafter.

                            LANDRY SERVICE CO., INC.

                          NOTES TO FINANCIAL STATEMENTS

                                NOVEMBER 18, 1999

                                   (UNAUDITED)

Note 1 -    Basis of Presentation

        Reference is made to the Company's audited financial statements for the years ended February 28, 1999 and 1998.

        The financial statements for the period March 1, 1999 through November 18, 1999 are unaudited and include all adjustments which, in the opinion of management, are necessary for a fair statement of the results of operations for the period then ended. All such adjustments are of a normal recurring nature. The results of the Company's operations for any interim period are not necessarily indicative of the results of the Company's operations for a full fiscal year.

Note 2 -    Income Taxes

        The provision for income taxes for the period presented varied from the federal statutory income tax rate primarily due to not recognizing an income tax benefit from a net operating loss principally resulting from a stock-based compensation expense deduction.

Note 3 - Contingencies

        The Company is involved in various litigation arising in the ordinary course of business. Management believes that the ultimate resolution of such litigation will not have a material effect on the Company's results of operations or financial position.

Note 4 -    Subsequent Event

        On November 19, 1999, the Company was acquired by HydroChem Industrial Services, Inc. Immediately prior to the transaction, all outstanding options under the Company's Stock Option Plan were exercised. As a result, the Company recorded compensation costs in the amount of $2,468,078.

                       HYDROCHEM INDUSTRIAL SERVICES, INC.

                                AND SUBSIDIARIES

                         PRO FORMA FINANCIAL INFORMATION

                                EXPLANATORY NOTE

      On November 19, 1999, HydroChem Industrial Services, Inc.("HCIS") acquired all of the issued and outstanding shares of capital stock ("the Shares")of Landry Service Co., Inc. ("LANSCO"). LANSCO is primarily engaged in the business of tank cleaning, oil reclamation and liquid-solid waste separation for the oil refining industry. This acquisition was consummated pursuant to a stock purchase agreement (the "Stock Purchase Agreement") of the same date by and among HCIS, LANSCO and each stockholder of LANSCO. Under the Stock Purchase Agreement, HCIS paid $35.5 million for the Shares, consisting of $32.0 million in cash paid at closing and $3.5 million in promissory notes (the "Seller Notes") payable in installments with interest over the two years following the date of acquisition to the two former principal stockholders of LANSCO. In addition, HCIS entered into an Additional Sales Proceeds and Consulting Agreement with one of these former principal stockholders which provides for further payments of $1.25 million to that former stockholder over the two years following the date of acquisition. The source of funds for the acquisition was a combination of existing available cash, the Seller Notes, and bank debt from a new senior secured credit facility. HCIS intends to use LANSCO's assets and operations to expand LANSCO's customer base and strengthen HCIS' tank cleaning business. The acquisition has been accounted for using the purchase method of accounting.

      On January 5, 1999, HCIS acquired substantially all of the assets and assumed certain liabilities of Valley Systems, Inc. and Valley Systems of Ohio, Inc. (collectively, "VALLEY"). The assets acquired consisted primarily of (i) accounts receivable, (ii) property, plant and equipment, (iii) intangibles, and
(iv) other operating assets. The purchase price for the acquired assets, including certain post closing adjustments, was approximately $30.9 million in cash of which $4 million was deposited into escrow. In addition, HCIS assumed approximately $2.5 million of VALLEY's capital lease obligations, which were converted to operating leases in March 1999, and paid $5.3 million in cash at closing to retire VALLEY's bank debt. The source of funds for the purchase price and retirement of VALLEY's bank debt was a combination of cash on hand and borrowings under HCIS' then existing credit facility.

      The  unaudited  pro  forma  financial  information  presented  consists of
(i) an unaudited pro forma consolidated  balance sheet as of September 30, 1999,
(ii) an unaudited pro forma consolidated statement of operations for the year ended December 31, 1998, and (iii) an unaudited pro forma consolidated statement of operations for the nine months ended September 30, 1999. The following unaudited pro forma consolidated financial statements are derived from (i) the HCIS historical unaudited consolidated balance sheet and statement of operations as of and for the nine months ended September 30, 1999, and the HCIS consolidated statement of operations for the year ended December 31, 1998, (ii) VALLEY's unaudited consolidated statement of operations for the year ended
December 31, 1998, which has been conformed to be consistent with HCIS' fiscal year, and (iii) LANSCO's audited and unaudited historical financial statements for the year ended February 28, 1999 and the period from March 1, 1999 through November 18, 1999, respectively.

                       HYDROCHEM INDUSTRIAL SERVICES, INC.

                                AND SUBSIDIARIES

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                 (in thousands)

                               September 30, 1999

                                            HISTORICAL
                                            ----------
                                                                    Pro Forma
                                     HCIS      LANSCO    Combined   Adjustments
                                   --------   --------   --------   -----------
Current assets:
   Cash and cash equivalents ..   $  2,206   $ 1,243    $  3,449   $ (2,007 (a)
   Receivables, net ...........     33,169     3,446      36,615        --
   Inventories ................      4,586      --         4,586        --
   Prepaid expenses and other
    current assets ............      2,339        17       2,356        --
   Income tax receivable ......        243       156         399        --
   Deferred income taxes ......      1,655        71       1,726        --
                                  --------   -------    --------   --------
    Total current assets ......     44,198     4,933      49,131     (2,007)

Property and equipment,
  at cost, net ................     51,771     2,661      54,432        --

Intangible assets, net ........     67,906       --       67,906     34,523 (b)
                                  --------   -------    --------   --------
    Total assets ..............   $163,875   $ 7,594    $171,469   $ 32,516
                                  ========   =======    ========    =======

Current liabilities:
   Accounts payable ...........   $  5,651   $   817    $  6,468   $   --
   Accrued liabilities ........     14,543       803      15,346      2,500 (c)
   Current portion of long-term
    debt ......................        209       957       1,166       (957)(d)
                                  --------   -------    --------   --------

    Total current liabilities .     20,403     2,577      22,980      1,543

Long-term debt ................    118,211       --      118,211     36,000 (e)

Deferred income taxes .........      8,814        42       8,856       --
Preferred stock ...............       --         665         665       (665)(f)
Commitments and contingencies

Stockholders' equity:
   Common stock ...............          1        16          17        (16)(f)
   Additional paid in capital .     16,558     2,866      19,424     (2,866)(f)
   Retained earnings (deficit)        (112)    4,458       4,346     (4,510)(f)
   Treasury stock .............       --      (3,030)     (3,030)     3,030 (f)
                                  --------   -------    --------   --------
    Total stockholders' equity      16,447     4,310      20,757     (4,362)
                                  --------   -------    --------   --------
    Total liabilities and
     stockholders' equity .....   $163,875   $ 7,594    $171,469   $ 32,516
                                  ========   =======    ========   ========


                                        Pro Forma
                                       ------------
Current assets:
   Cash and cash equivalents ..        $  1,442
   Receivables, net ...........          36,615
   Inventories ................           4,586
   Prepaid expenses and other
    current assets ............           2,356
   Income tax receivable ......             399
   Deferred income taxes ......           1,726
                                       --------
    Total current assets ......          47,124

Property and equipment,
  at cost, net ................          54,432

Intangible assets, net ........         102,429
                                       --------
    Total assets ..............        $203,985
                                       ========

Current liabilities:
   Accounts payable ...........        $  6,468
   Accrued liabilities ........          17,846
   Current portion of long-term
    debt ......................             209
                                       --------

    Total current liabilities .          24,523

Long-term debt ................         154,211

Deferred income taxes .........           8,856
Preferred stock ...............             --
Commitments and contingencies

Stockholders' equity:
   Common stock ...............               1
   Additional paid in capital .          16,558
   Retained earnings (deficit)             (164)
   Treasury stock .............             --
                                       --------
    Total stockholders' equity           16,395
                                       --------
    Total liabilities and
     stockholders' equity .....        $203,985
                                       ========




                             See accompanying notes.

                       HYDROCHEM INDUSTRIAL SERVICES, INC.

                                AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                                 (in thousands)

                      For the Year Ended December 31, 1998

                                          HISTORICAL
                                          ----------
                                                                      Pro Forma
                             HCIS     VALLEY     LANSCO    Combined  Adjustments
                           --------- ---------  ---------- --------- -----------
Revenue .................. $ 168,770  $ 26,054  $ 23,695   $218,519  $   --
Cost of revenue ..........   105,171    13,503    15,114    133,788     (219)(g)
                            --------   -------   -------    -------   ------
   Gross profit ..........    63,599    12,551     8,581     84,731      219

Selling, general and
 administrative expense ..    44,245     6,795     4,786     55,826     (110)(g)
                                                                        (376)(h)
                                                                      (1,909)(i)

Depreciation .............     9,078     2,686       937     12,701     (252)(j)
                            --------   -------   -------    -------   ------
   Operating income ......    10,276     3,070     2,858     16,204    2,866

Other (income) expense:
   Interest expense, net .    10,470       587       128     11,185    1,467 (k)
                                                                       3,085 (l)
   Special charges .......       815       --        --         815      --
   Restructuring charges .       740       --        --         740      --
   Other income ..........       (59)      --       (172)      (231)     --
   Amortization of
    intangibles ..........     1,501       136       --       1,637      945 (m)
                                                                       1,357 (n)
                            --------   -------   -------    -------   ------

Income (loss) before taxes    (3,191)    2,347     2,902      2,058   (4,306)

   Income tax provision
    (benefit) ............      --      (5,985)    1,123     (4,862)   9,988 (o)
                            --------   -------   -------    -------   ------


Net income (loss) ........ $  (3,191) $  8,332  $  1,779   $  6,920  $(8,850)
                            ========   =======   =======    =======   ======

                             Pro Forma
                             ----------
Revenue ..................   $ 218,519
Cost of revenue ..........     133,569
                             ---------
   Gross profit ..........      84,950

Selling, general and
 administrative expense ..      53,431



Depreciation .............      12,449
                             ---------
   Operating income ......      19,070

Other (income) expense:
   Interest expense, net .      15,737

   Special charges .......         815
   Restructuring charges .         740
   Other income ..........        (231)
   Amortization of
    intangibles ..........       3,939

                             ---------

Income (loss) before taxes      (1,930)

   Income tax provision
    (benefit) ............         --
                             ---------


Net income (loss) ........   $  (1,930)
                             =========


                             See accompanying notes.

                       HYDROCHEM INDUSTRIAL SERVICES, INC.

                                AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                                 (in thousands)

                  For the Nine Months Ended September 30, 1999

                                      HISTORICAL
                                      ----------
                                                            Pro Forma     Pro
                            HCIS      LANSCO    Combined   Adjustments   Forma
                            ----      ------    --------   -----------   -----

Revenue ..................  $146,109   $14,130   $160,239   $  --      $160,239
Cost of revenue ..........    86,409     9,578     95,987      --        95,987
                             -------    ------    -------    ------     -------
   Gross profit ..........    59,700     4,552     64,252      --        64,252

Selling, general and
 administrative expense...    36,518     5,775     42,293    (1,432)(i)  38,393
                                                                         (2,468)      (p)
Depreciation .............     8,588       442      9,030      --         9,030
                             -------    ------    -------    ------     -------
   Operating income (loss)    14,594    (1,665)    12,929     3,900      16,829

Other expense:
   Interest expense, net .     9,725        36      9,761     2,209 (l)  11,970
   Other expense, net ....        37        40         77      --            77
   Amortization of
    intangibles ..........     1,901       --       1,901     1,017 (n)   2,918
                             -------    ------    -------    ------     -------

Income (loss) before taxes     2,931    (1,741)     1,190       674       1,864

   Income tax provision
    (benefit) ............      --         723        723      (723)(o)     --
                             -------    ------    -------    ------     -------

Net income (loss) ........  $  2,931   $(2,464)  $    467   $ 1,397    $  1,864
                             =======    ======    =======    ======     =======



















                             See accompanying notes.

                       HYDROCHEM INDUSTRIAL SERVICE, INC.

                                AND SUBSIDIARIES

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                 (in thousands)

1.    Basis of Presentation

      The unaudited pro forma consolidated balance sheet presents the financial position of HCIS assuming the LANSCO transaction was consummated as of September 30, 1999. The unaudited pro forma consolidated statement of operations for the nine months ended September 30, 1999 assumes the LANSCO transaction was consummated on January 1, 1999. The unaudited pro forma consolidated statement of operations for the year ended December 31, 1998 assumes the VALLEY and LANSCO transactions were consummated on January 1, 1998. These statements were prepared by taking into consideration only those adjustments that are directly attributable to the transactions and known to have a continuing impact on operations as a result of the acquisitions.

      The unaudited pro forma consolidated financial statements have been prepared in accordance with generally accepted accounting principles. All calculations have been made based upon certain assumptions and adjustments described in these notes. Included in these assumptions is the presumption that no additional selling, general and administrative expense is required because the combined infrastructure is deemed sufficient to support the additional activities anticipated as a result of the acquisitions.

      The unaudited pro forma consolidated financial statements were prepared utilizing the accounting policies of HCIS. The allocation of the LANSCO purchase price, which may be subject to certain adjustments as HCIS finalizes the allocation of the purchase price in accordance with generally accepted accounting principles, is included in the unaudited pro forma consolidated financial statements. The LANSCO purchase price has been allocated based upon the estimated fair value of the assets acquired and liabilities assumed. The excess of the LANSCO purchase price over the estimated fair value of the net assets acquired at the acquisition date has been recorded as goodwill.

      Certain amounts from the VALLEY and LANSCO historical consolidated financial statements have been reclassified to conform with the basis of presentation used by HCIS in preparing its consolidated financial statements.

      The unaudited pro forma consolidated financial statements should be read in conjunction with the historical consolidated financial statements of HCIS, VALLEY and LANSCO. The HCIS historical consolidated financial statements are included in its Form 10-K for the year ended December 31, 1998 and Form 10-Q for the three and nine month periods ended September 30, 1999. VALLEY's historical consolidated financial statements are included in its Form 10-K for the year ended June 30, 1998, its Form 10-Q for the three and six month periods ended December 31, 1998, and the HCIS Form 8-K/A dated March 22, 1999. LANSCO's audited financial statements for the years ended February 28, 1999 and 1998 are included herein.

      The unaudited pro forma consolidated financial statements do not purport to be indicative of the financial position of HCIS or the results of operations that might have occurred had the acquisitions been concluded on January 1, 1998 or January 1, 1999, nor are they necessarily indicative of future results.

                       HYDROCHEM INDUSTRIAL SERVICE, INC.

                                AND SUBSIDIARIES

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                 (in thousands)

2.    Acquisition of LANSCO

      The acquisition of  the Shares has  been accounted for  using the purchase
      method of accounting.   The purchase price for  the  acquisition  has been
      calculated as follows:

            Cash payment ..............................   $32,000
            Seller Notes ..............................     3,500
            Additional purchase price accrual .........     1,050
            Estimated transaction and acquisition costs     1,150
                                                          -------
                                                           37,700

            Fair value of net assets acquired .........     4,975
                                                          -------
            Excess of purchase price over fair value ..   $32,725
                                                          =======

      The book value of net assets acquired was determined to approximate fair value at the date of acquisition. The additional purchase price accrual represents amounts payable over two years to a former principal stockholder of LANSCO. Transaction costs primarily consist of fees to accountants, attorneys and other outside service providers. Acquisition costs primarily consist of consulting fees payable over two years to a former principal stockholder of LANSCO and costs directly associated with the integration of LANSCO operations and facilities.

3.    Pro Forma Adjustments

      Adjustments have been made to the accompanying unaudited pro forma consolidated balance sheet as of September 30, 1999, and the unaudited pro forma consolidated statements of operations for the year ended December 31, 1998 and the nine months ended September 30, 1999 to reflect the following:

      (a)   Cash effects of transaction:

            Cash payment ..............................   $(32,000)
            Fees and costs paid at closing ............     (1,550)
            Retirement of LANSCO debt .................       (957)
            HCIS term loan and line of credit borrowing     32,500
                                                           -------
                                                          $ (2,007)
                                                           =======

      (b) Estimated excess of purchase price over net assets acquired, and net deferred financing costs.

      (c) Transaction and acquisition cost accruals, plus deferred financing cost accrual.

      (d)   Retirement of LANSCO debt.

      (e) Bank borrowings by HCIS to finance the LANSCO acquisition, and issuance of the Seller Notes.

      (f) Elimination of LANSCO preferred stock and stockholder's equity and to write off deferred financing costs related to HCIS' previous credit facility.

                       HYDROCHEM INDUSTRIAL SERVICE, INC.

                                AND SUBSIDIARIES

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                 (in thousands)

      (g) Reduction in cost of VALLEY property and casualty insurance programs, and increase in cost of group health insurance to provide benefits for VALLEY employees consistent with those provided to the HCIS employees.

      (h) Compensation, benefits and other directly associated costs related to terminated VALLEY employees.

      (i) Compensation, benefits and other directly associated costs related to two former principal stockholders of LANSCO.

      (j) Change in VALLEY depreciable lives to be consistent with those of HCIS.

      (k) Incremental interest expense and reduction of interest income to reflect funding of the VALLEY transaction.

      (l)   Incremental   interest   expense   to   reflect   funding   of   the
            LANSCO transaction.

      (m) Elimination of VALLEY amortization of intangibles and inclusion of amortization of goodwill related to the VALLEY transaction over 25 years.

      (n) Amortization of goodwill related to the LANSCO transaction over periods ranging from 10 to 25 years.

      (o)   Adjustment  of   income   tax   provision   to   reflect   the  HCIS
            historical effective tax rate.

      (p) Reduction in selling, general and administrative expense related to LANSCO stock-based compensation resulting from the exercise of stock options.

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


                                   SIGNATURES




       Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        HYDROCHEM INDUSTRIAL SERVICES, INC.


     Date: January 31, 2000             By: /s/ Selby F. Little, III
                                           --------------------------
                                           Selby F. Little, III, Executive Vice
                                           President and Chief Financial Officer






                                        HYDROCHEM INTERNATIONAL, INC.


     Date: January 31, 20000            By: /s/ Selby F. Little, III
                                           --------------------------
                                           Selby F. Little, III, Executive Vice
                                           President and Chief Financial Officer



                                       24

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